UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2013 (October 29, 2013)

FREESCALE SEMICONDUCTOR, LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-35184	98-0522138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of Principal Executive Offices, including Zip Code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

6.000% Senior Secured Notes Due 2022

On November 1, 2013, Freescale Semiconductor, Inc. (“Freescale”), a wholly owned indirect subsidiary of Freescale Semiconductor, Ltd. (the “Company”), issued $960 million aggregate principal amount of 6.000% Senior Secured Notes due 2022 at an issue price of 100% of the principal amount of the notes (the “Notes”), in a private placement to “qualified institutional buyers” in the United States defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside of the United States pursuant to Regulation S under the Securities Act. The Notes mature on January 15, 2022, and bear interest at a rate of 6.000% per annum, payable on May 15 and November 15 of each year, commencing on May 15, 2014, and at maturity.

The net proceeds of the offering, along with cash on hand, will be used to redeem $884 million principal amount of Freescale’s outstanding 9 1⁄4% Senior Secured Notes due 2018 (the “9 1⁄4% Notes”), representing all outstanding 9 1⁄4% Notes, in accordance with the indenture governing those notes, and to pay the related premium and fees.

Indenture

The Notes were issued pursuant to an indenture, dated as of November 1, 2013 (the “Indenture”), among Freescale, certain direct and indirect parent companies and certain subsidiaries of Freescale (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee.

Freescale may redeem the Notes, in whole or in part, at any time prior to November 15, 2016, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date, plus the applicable “make-whole” premium, as described in the Indenture. Freescale may redeem the Notes, in whole or in part, at any time on or after November 15, 2016, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date, plus a premium declining over time as set forth in the Indenture. In addition, at any time on or prior to November 15, 2016, Freescale may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings, as described in the Indenture. If Freescale experiences certain change of control events, Note holders may require it to repurchase all or part of their Notes at 101% of the principal amount of the Notes, plus accrued and unpaid interest to the repurchase date.

The Indenture contains covenants that, among other things, restrict the ability of Freescale, certain parent guarantors and restricted subsidiaries to, among other things, incur or guarantee additional indebtedness or issue preferred stock; pay dividends and make other restricted payments; incur restrictions on the payment of dividends or other distributions from restricted subsidiaries; create or incur certain liens; make certain investments; transfer or sell assets; engage in transactions with affiliates; and merge or consolidate with other companies or transfer all or substantially all of its assets. These covenants are subject to a number of other limitations and exceptions set forth in the Indenture.

The Indenture also provides for customary events of default, including failure to pay any principal or interest when due, failure to comply with covenants and cross acceleration provisions. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the trustee or holders of at least 30% in aggregate principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately.

The description of the Notes and the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed herewith as Exhibit 4.1 which is incorporated herein by reference.

Security Agreements

The Notes are secured by a security agreement, dated November 1, 2013, by and among Freescale, the Guarantors party thereto and Citibank, N.A., in its capacity as collateral agent for the holders of the Notes (the “Security Agreement”). The Notes are also secured by an intellectual property security agreement, dated November 1, 2013, by and among Freescale, the Guarantors party thereto and Citibank, N.A., in its capacity as collateral agent for the holders of the Notes (the “IP Security Agreement”).

The description of the Security Agreement and the IP Security Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of such agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively each of which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On October 29, 2013, the Company’s Board of Directors (the "Board") appointed Joanne M. Maguire to fill a vacancy on the Board and the Company’s Audit and Legal Committee effective as of November 4, 2013.

The Board has determined that Ms. Maguire is an "independent director" in accordance with the New York Stock Exchange listing standards, Securities and Exchange Commission rules and the Company’s Corporate Governance Guidelines. As an independent director, Ms. Maguire will receive (i) a grant of restricted share units with a value equal to $175,000 under the Freescale Semiconductor Holdings 2011 Omnibus Incentive Plan upon her appointment to the Board and annually each year thereafter, which vests fully on the first anniversary of the date of grant, and (ii) an annual cash retainer of $60,000 to be paid in advance in equal installments at the beginning of each quarter. Ms. Maguire will also be reimbursed for expenses related to her service on the Board.

Ms. Maguire has no relationships or transactions with the Company which are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e) On October 29, 2013, the Compensation and Leadership Committee of the Company adopted the forms of Performance Restricted Share Unit Award Agreement (Senior Management) (the “PRSU Award Agreement”), Nonqualified Stock Option Agreement (Senior Management) (the “NQSO Award Agreement”) and Restricted Share Unit Award Agreement (Senior Management) (the “RSU Award Agreement” and collectively, the “Award Agreements”) to be used for grants under the Freescale Semiconductor Holdings 2011 Omnibus Incentive Plan to certain senior executives of the Company. The following description of the Award Agreements is qualified in its entirety by reference to the Award Agreements, copies of which are filed as Exhibits 10.3, 10.4 and 10.5 and are incorporated by reference.

The PRSU Award Agreement provides for an award of a target number of restricted share units based on the Company’s achievement of specified performance goals based on total shareholder return over a three year period relative to a peer group. Common shares are delivered to the participant only if the performance goals have been achieved and certified by the Compensation and Leadership Committee, and the participant has become vested in the restricted share units. To the extent the applicable performance goals have been achieved, participants will be entitled to receive from 0 to 1.5 (the “share delivery factor”) common shares for each restricted share unit under the PRSU Award Agreement. As soon as practicable following the last day of the performance period but no later than January 31 in the year following the end of the three year performance period, the Compensation and Leadership Committee will certify the extent to which the performance goals have been achieved and the corresponding share delivery factor. Subject to the participant’s continued employment, or except as otherwise provided in the PRSU Award Agreement, the restricted share units delivered under the PRSU Award Agreement, if any, will vest on the date the Compensation and Leadership Committee certifies that the performance goals have been achieved. Under the terms of the PRSU Award Agreement, upon termination due to death or disability after the first anniversary of the date of grant, the award will become vested for a prorated portion of restricted share units based on the number of days elapsed from the grant date with a deemed share delivery factor of 1.0. In the event of a change in control, the performance period will terminate on the date of the change in control and the actual total shareholder return for the performance period will be used to calculate the share delivery factor for the award.

The NQSO Award Agreement and RSU Award Agreement generally provide for vesting of 25% of the applicable award on each of the first, second, third and fourth anniversaries of the date of grant, subject to the participant’s continued employment. Upon termination of employment due to death or disability, awards under the NQSO Award Agreement and RSU Award Agreement will become vested for an additional number of shares equal to the number of shares that would have vested on the next anniversary of the date of grant if the participant had remained employed until such date. Vested options under the NQSO Award Agreement are exercisable at any time before the earliest to occur of: (i) the seventh anniversary of the date of grant, (ii) twelve months following the date of termination of employment due to retirement, death or disability, (iii) ninety days following termination of employment for any reason other than cause or due to retirement, death or disability or (iv) immediately upon notification of termination of employment for cause. Under the RSU Award Agreement, participants will receive one common share of the Company for each vested restricted share unit as soon as practicable following the applicable vesting date.

Each of the Award Agreements provides that in the event the participant’s employment is terminated by the Company without cause or by the participant for good reason, in each case within twelve months of a change in control, all unvested awards will become immediately vested. For purposes of the Award Agreements, the definition of “good reason” is the definition contained in the participant’s employment agreement, or absent an employment agreement, the definition contained in the Award Agreements. If the Award Agreements are not assumed or substituted under the terms of the Award Agreements in connection with a change in control, all unvested portions of the awards will become vested immediately upon the occurrence of the change in control.

The Award Agreements also contain covenants regarding confidential information, non-solicitation and non-competition that are effective following termination. In the case of the RSU and PRSU Award Agreements, if a participant breaches any of these covenants during the two year period following the date of termination, the participant will be required to immediately repay the Company the fair market value of shares acquired pursuant to the award on any vesting date within a three year period prior to termination. In the case of the Option Award Agreement, if a participant breaches any of these covenants during the two year period following the date of termination, any vested portion of the award will be forfeited and the participant will be required to immediately repay the Company any gain (defined as the difference between the exercise price and the fair market value on the date of exercise) resulting from the exercise of an option within the three year period prior to termination or after termination.

Item 8.01 Other Events.

On November 1, 2013, in connection with the closing of the previously announced offering of the Notes, Freescale delivered to the holders of its 9 1⁄4% Notes notice that it will redeem $884 million principal amount of the 9 1⁄4% Notes, representing all outstanding 9 1⁄4% Notes. The redemption date is December 2, 2013 (the “Redemption Date”). The redemption price for the 9 1⁄4% Notes is 100% of the outstanding aggregate principal amount of the 9 1⁄4% Notes being redeemed, plus the Applicable Premium (as defined in the Indenture dated April 13, 2010 governing the 9 1⁄4% Notes) as of, and accrued and unpaid interest up to, but not including, the Redemption Date. The Notes shall be redeemed in accordance with the procedures of The Depository Trust Company. Because all the outstanding 9 1⁄4% Notes are to be redeemed, the entire outstanding amount of 9 1⁄4% Notes held by each Holder, even if not a multiple of $1,000, shall be redeemed.

Additionally, on October 29, 2013, the Board, upon the recommendation of the Compensation and Leadership Committee, adopted share ownership guidelines to cover independent members of the Board. The guidelines provide that the independent members of the Board must retain 100% of their vested shares until they accumulate a minimum share ownership of a number of shares equal to the quotient of (1) an amount equal to five times the annual cash retainer for service on the Board (excluding retainers for chair service, except for the additional compensation given to the Chairman of the Board), divided by (2) the average of the closing prices on the last trading day of each month in the prior year.

Cautionary Note Regarding Forward-Looking Statements

This Periodic Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the redemption of senior secured notes by Freescale and other statements that are not historical fact. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of these factors include market conditions and such other risk factors as may be discussed in Freescale Semiconductor, Ltd.’s filings with the Securities and Exchange Commission. We undertake no obligation to update any information contained in this Periodic Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of November 1, 2013, by and among Freescale, the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee, governing the Notes.

4.2	Form of 6.000% Senior Secured Note (included as Exhibit A to Exhibit 4.1).

10.1	Security Agreement, dated November 1, 2013, by and among Freescale, the Guarantors party thereto and Citibank, N.A., in its capacity as collateral agent for the holders of the Notes.

10.2	Intellectual Property Security Agreement, dated November 1, 2013, by and among Freescale, the Guarantors party thereto and Citibank, N.A., in its capacity as collateral agent for the holders of the Notes.

10.3	Freescale Semiconductor Holdings 2011 Omnibus Incentive Plan Form Performance Restricted Share Unit Award Agreement (Senior Management).

10.4	Freescale Semiconductor Holdings 2011 Omnibus Incentive Plan Form Nonqualified Stock Option Agreement (Senior Management).

10.5	Freescale Semiconductor Holdings 2011 Omnibus Incentive Plan Form Restricted Share Unit Award Agreement (Senior Management).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR, LTD.

By:	/s/ Dathan C. Voelter
Name:	Dathan C. Voelter
Title:	Assistant Secretary

Date: November 4, 2013

Exhibit Index

Exhibit Number	Description

4.1	Indenture, dated as of November 1, 2013, by and among Freescale, the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee, governing the Notes

4.2	Form of 6.000% Senior Secured Note (included as Exhibit A to Exhibit 4.1)

10.1	Security Agreement, dated November 1, 2013, by and among Freescale, the Guarantors party thereto and Citibank, N.A., in its capacity as collateral agent for the holders of the Notes

10.2	Intellectual Property Security Agreement, dated November 1, 2013, by and among Freescale, the Guarantors party thereto and Citibank, N.A., in its capacity as collateral agent for the holders of the Notes

10.3	Freescale Semiconductor Holdings 2011 Omnibus Incentive Plan Form Performance Restricted Share Unit Award Agreement (Section 16 Officer)

10.4	Freescale Semiconductor Holdings 2011 Omnibus Incentive Plan Form Nonqualified Stock Option Agreement (Section 16 Officer)

10.5	Freescale Semiconductor Holdings 2011 Omnibus Incentive Plan Form Restricted Share Unit Award Agreement (Section 16 Officer)